EXHIBIT 23.2

October 7, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the All American Pet Company, Inc. 2010 Non-Qualified Stock Compensation Plan, of our report dated August 12, 2010, with respect to our audit of the financial statements of All American Pet Company, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/S/ R.R. Hawkins & Associates
R.R. Hawkins & Associates
Los Angeles, California